Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-45591, No. 333-59603, No. 333-63507, No. 333-68081, No. 333-69831, No. 333-41060, No. 333-80123, No. 333-90305, No. 333-123527, No. 333-144936, and No. 333-177496 on Form S-8 of our report dated February 15, 2013 relating to the consolidated financial statements of Office Depot de México, S. A. de C. V. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the fact that Mexican Financial Reporting Standards vary from accounting principles generally accepted in the United States of America, the nature and effects of which are presented in Note 18 in such consolidated financial statements), appearing in this Annual Report on Form 10-K of Office Depot, Inc. for the fiscal year ended December 29, 2012.

Galaz, Yamazaki, Ruiz Urquiza, S. C.

Member of Deloitte Touche Tohmatsu Limited

/s/ C. P. C. Ma. Isabel Romero Miranda

February 20, 2013

México City, México